Exhibit 3.4

                                   BY-LAWS OF

                              MIKRON INFRARED, INC.

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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I     OFFICES .....................................................    1
1.01  Registered Office ...................................................    1
1.02  Principal Place of Business .........................................    1
1.03  Other Places of Business ............................................    1

ARTICLE II    SHAREHOLDERS AND SHAREHOLDERS' MEETINGS .....................    1
2.01  Annual Meeting ......................................................    1
2.02  Special Meetings ....................................................    1
2.03  Consents Instead of Meeting .........................................    2
2.04  Quorum ..............................................................    2
2.05  Adjournment of Meetings .............................................    3
2.06  Voting ..............................................................    3
2.07  Record Date .........................................................    3
2.08  Proxies .............................................................    3
2.09  Voting of Pledged Shares ............................................    4
2.10  Voting of Redeemable Shares .........................................    4
2.11  Officers of Meetings ................................................    4
2.12  Order of Business ...................................................    4
2.13  Use of Ballots ......................................................    5
2.14  Inspectors ..........................................................    5
2.15  Voting List .........................................................    5

ARTICLE III   BOARD OF DIRECTORS ..........................................    6
3.01  Responsibilities and Nature of the Board ............................    6
3.02  Number of Directors .................................................    6
3.03  Regular Meetings ....................................................    6
3.04  Special Meetings ....................................................    6
3.05  Notice of Meetings ..................................................    6
3.06  Location of Meetings ................................................    7
3.07  Unanimous Consent Instead of Meeting ................................    7
3.08  Quorum ..............................................................    7
3.09  Voting ..............................................................    7
3.10  Use of Communication Equipment ......................................    7
3.11  Resignation and Removal .............................................    7
3.12  Vacancies ...........................................................    7
3.13  Common Directorships; Directors' Personal Interest ..................    8
3.14  Presiding Officer ...................................................    8
3.15  Adjournments ........................................................    9
3.16  Compensation of Directors ...........................................    9
3.17  Dissenting Votes ....................................................    9

ARTICLE IV    COMMITTEES ..................................................    9
4.01  Establishment of Committees .........................................    9


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4.02  Executive Committee .................................................    9
4.03  Audit Committee .....................................................   10
4.04  Compensation Committee ..............................................   11
4.05  Nominating Committee ................................................   11
4.06  Presiding Officer and Secretary .....................................   11
4.07  Vacancies ...........................................................   12
4.08  Meetings ............................................................   12
4.09  Notice of Meetings ..................................................   12
4.10  Quorum; Voting ......................................................   12
4.11  Reports .............................................................   12
4.12  Limitations on Powers ...............................................   12
4.13  Powers of the Board .................................................   12

ARTICLE V     WAIVER OF NOTICE ............................................   13
5.01  Requirements for Waiver .............................................   13
5.02  Nature of Business ..................................................   13

ARTICLE VI    OFFICERS ....................................................   13
6.01  Election ............................................................   13
6.02  Additional Offices ..................................................   13
6.03  Election and Term of Office; Removal ................................   13
6.04  Vacancies ...........................................................   14
6.05  Removal, Suspension and Resignation .................................   14
6.06  Powers and Duties ...................................................   14

ARTICLE VII   SHARES ......................................................   15
7.01  Form and Signature ..................................................   15
7.02  Description of Rights and Preferences ...............................   16
7.03  Replacement Certificates ............................................   16
7.04  Transfer of Securities ..............................................   16
7.05  Record Date for Dividends or Rights .................................   17
7.06  Issue of New Shares or Sale of Treasury Shares ......................   17

ARTICLE VIII  FISCAL YEAR .................................................   17
8.01  Designation .........................................................   17

ARTICLE IX    AMENDMENTS ..................................................   17
9.01  Amendments in General ...............................................   17
9.02  Amendments by Shareholders ..........................................   17
9.03  Amendments by the Board of Directors ................................   17

ARTICLE X     MISCELLANEOUS ...............................................   17
10.01 Seal ................................................................   17
10.02 Maintenance of Books and Records ....................................   18
10.03 Inspection of Corporate Records .....................................   18
10.04 Execution of Contracts ..............................................   18
10.05 Voting Shares of Other Corporations .................................   18


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10.06 Bonds ...............................................................   18

ARTICLE XI    INDEMNIFICATION .............................................   18
11.01 Indemnification .....................................................   18

ARTICLE XII   EMERGENCY PROVISIONS ........................................   19
12.01 Emergency Provisions ................................................   19
12.02 Emergency List ......................................................   20


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                                   BY-LAWS OF

                              MIKRON INFRARED, INC.

                                    ARTICLE I

                                     OFFICES

            1.01. Registered Office: The Corporation shall continuously maintain a registered office in the State of New Jersey and a registered agent having a business office at the registered office. The Corporation's initial registered office and registered agent shall be as set forth in the Corporation's certificate of incorporation. When the registered office is changed or when the registered agent is changed, dies, resigns, or becomes disqualified, the Board shall determine the address of a new registered office or designate a successor registered agent or both, and shall cause the proper officers of the Corporation to file the required certificates with the Secretary of State of New Jersey.

            1.02. Principal Place of Business: The principal place of business of the Corporation is 16 Thornton Road, Oakland, New Jersey 07436. The Board of Directors has full power and authority to change the principal place of business at any time to another location within or outside of the State of New Jersey.

            1.03. Other Places of Business: Other places of business or offices may at any time be established by the Board at any place or places within or outside of the State of New Jersey.

                                   ARTICLE II

                     SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

            2.01. Annual Meeting: The annual meeting of shareholders of the Corporation shall be held at the time and place, either within or outside of the State of New Jersey, fixed by the Board of Directors. The Secretary of the Corporation shall cause written notice of the time, place, and purposes of the meeting including, but not limited to, the election of directors, to be transmitted to shareholders within the time periods prescribed by law.

            2.02. Special Meetings: A special meeting of shareholders of the Corporation may be called for any purpose and at any time by the Chairman of the Board or pursuant to a resolution adopted by the Board of Directors. Special meetings may also be called by the Secretary or, in the case of the death, absence, incapacity, or refusal of the Secretary, by any other officer on the written request of shareholders who hold, in the aggregate, at least fifty percent of the shares of stock of the Corporation entitled to vote on the matter to be acted on at the meeting. The shareholders' written request must set forth the purpose or purposes of the special meeting. In all instances in which a special meeting is called, the Secretary shall cause


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written notice of the time, place, and purposes of the meeting to be transmitted to shareholders within the time periods prescribed by law.

            2.03. Consents Instead of Meeting:

                  (a) Except as otherwise provided in New Jersey Statutes
Section 14A:5-6(1), any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting, provided that every shareholder who is entitled to vote on the action consents in writing to the action.

                  (b) Notwithstanding the provisions of Subsection (a), above, any action to be taken by the shareholders, other than the annual election of directors, may be taken without a meeting and without the unanimous written consent of the shareholders, provided that

                        (1) Before the action, the Corporation obtains the written consent of shareholders who would have been entitled to cast the minimum number of votes necessary to authorize the action at a meeting at which all shareholders entitled to vote on the action were present and voting;

                        (2) If any shareholder has the right to dissent from the action, the Board shall fix a date on which written consents are to be tabulated; if no shareholder may dissent, the fixing of a date for tabulation shall be optional;

                        (3) No consent shall be counted that is received more than sixty days after the date on which the Board authorizes the solicitation of consents or, in a case in which consents (or proxies for consents) are solicited from all shareholders who would have been entitled to vote at a meeting called to authorize the proposed action, more than sixty days after the date of mailing of solicitations of consents (or of proxies for consents); and

                        (4) To the extent (if any) and in the manner required by New Jersey Statutes Section 14A:5-6(2), the Secretary of the Corporation shall provide advance written notice of the proposed action and the conditions precedent to that action to all nonconsenting shareholders who would have been entitled to notice of a meeting to vote on the action.

                  (c) All written consents obtained by the Corporation pursuant to this Section 2.03 shall be filed in the minute book of the Corporation promptly after submission by the shareholders. Written consents may be executed together or in counterparts.

                  (d) Any action taken pursuant to this Section 2.03 shall have the same effect, for all purposes, as if taken at a shareholders' meeting.

            2.04. Quorum: Except as otherwise required by New Jersey Statutes Sections 14A:5-2 and 14A:5-3, the presence at a meeting in person or by proxy of the holders of shares entitled to cast a majority of the votes of all shares issued and outstanding shall constitute a quorum. The shareholders present at a meeting at which a quorum is present may continue to do business until adjournment, despite the withdrawal of enough shareholders to leave less than a quorum. If an insufficient number of shareholders is present at a meeting, in person or by proxy,


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to constitute a quorum, those shareholders who are present and who are entitled to vote at the meeting shall have the power to adjourn the meeting until enough shareholders are present to constitute a quorum.

            2.05. Adjournment of Meetings: Any annual or special shareholders' meeting may be adjourned by the holders of a majority of the voting shares of the Corporation who are present in person or by proxy at the meeting. If the new time and place for the meeting are announced at the time of adjournment, and the only business to be transacted after reconvening could have been transacted at the original meeting, then no further notice of the new time and place for the meeting need be given to shareholders. If, however, after the adjournment, the Board of Directors fixes a new record date for the meeting, new notice of the meeting shall be given to each shareholder of record, as determined on a new record date.

            2.06. Voting:

                  (a) At every meeting of shareholders, each person entitled to vote and be present at the meeting in person or by proxy shall have one vote for each full voting share of the Corporation that stands in that person's name on the books of the Corporation. If the Corporation has more than one class of shares outstanding on the applicable record date, then the foregoing provision shall apply only to the common shares of the Corporation; the shareholders of all other classes shall vote their shares in the manner provided in the certificate of incorporation as amended from time to time.

                  (b) If the Corporation holds its own shares, the Corporation shall not vote those shares at any meeting and those shares shall not be counted in determining the total number of outstanding shares at any given time. If the Corporation holds a majority of the shares entitled to vote for the election of directors of another domestic corporation or a foreign corporation, shares of the Corporation held by the other domestic or foreign corporation may not be voted at any meeting of shareholders of the Corporation for any purpose.

                  (c) Except as otherwise provided in New Jersey Statutes
Section 14A:5-11 with regard to multiple classes or series of shares, whenever any action, other than the election of directors, is to be taken by vote of the shareholders, the action shall be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote unless a greater plurality is required by the certificate of incorporation or by the New Jersey Business Corporation Act.

            2.07. Record Date: The Board of Directors shall fix, in advance, the record date for the determination of shareholders entitled to notice of and to vote at any annual or special meeting of shareholders. The record date shall not be more than sixty days or less than ten days before the date of the meeting. If the Board fails to fix a record date for any shareholders' meeting, the record date shall be the close of business on the day before the day on which notice of the meeting is given, or if no notice is given, the next day before the day on which the meeting is held.

            2.08. Proxies: Every shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act by written proxy (which may be in


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the form of a telegram or cable or its equivalent) given by the shareholder or the shareholder's agent. No proxy shall be valid for more than eleven months, unless a longer time is expressly provided in the proxy. Unless it is coupled with an interest or is otherwise irrevocable as provided in New Jersey Statutes
Section 14A:5-19(3), a proxy shall be revocable at will. The grant of a later proxy revokes any earlier proxy unless the earlier proxy is irrevocable. A proxy shall not be revoked by the death or incapacity of the shareholder but shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any shareholders' meeting of any shareholder who has given a proxy shall not revoke the proxy unless the shareholder files written notice of revocation with the Secretary of the meeting before the voting of that proxy or the voting of the shares subject to the proxy by written ballot. A person named in a proxy as the attorney or agent of a shareholder may, if the proxy so provides, substitute another person to act in his or her place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary of the Corporation.

            2.09. Voting of Pledged Shares: Any person who has pledged shares entitled to vote at an annual or special meeting of shareholders of this Corporation shall have the right to vote those shares until they have been transferred into the name of the pledgee or a nominee of the pledgee.

            2.10. Voting of Redeemable Shares: If the Corporation issues redeemable shares, the holders of those shares shall not be entitled to vote on any matter on or after the date on which (a) written notice of redemption of the shares has been mailed to the holders of those shares, and (b) a sum sufficient to redeem the shares has been deposited with a bank or trust company with irrevocable authorization to pay the redemption price to the shareholders on the surrender of the share certificates.

            2.11. Officers of Meetings: The Chairman of the Board shall preside at all meetings of the shareholoders at which he or she is present. The Chief Executive Officer shall preside at all meetings of the shareholoders at which the Chairman of the Board is absent. If the President, is not also the Chief Executive Officer, he or she shall preside at all meetings of the shareholders at which the Chairman of the Board and the Chief Executive Officer are absent. If the Chairman, Chief Executive Officer and President are absent, , the most senior Executive Vice President (or, in the absence of all Executive Vice Presidents, the most senior Vice President) present at the meeting, shall preside. The Secretary of the Corporation shall, if present, act as secretary at all meetings of shareholders. In the absence of the Secretary, any Assistant Secretary of the Corporation who is present may act as secretary of the meeting. If no Assistant Secretary is present, a temporary secretary for that particular meeting shall be designated by the presiding officer.

            2.12. Order of Business: The order of business at all meetings of the shareholders, unless changed by a majority vote of the shares entitled to vote at the meeting, shall be as follows:

                  a. Call to order;

                  b. Report on presence of quorum;


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                  c. Reading or waiver of proof of mailing of notice of meeting and minutes of preceding meeting;

                  d. Designation of inspectors of election, if any;

                  e. Election of directors (if applicable);

                  f. Old business;

                  g. New business;

                  h. Reports of officers; and

                  i. Adjournment.

            2.13. Use of Ballots: Elections of directors and other matters requiring shareholder approval need not be by ballot unless a shareholder requests a vote by ballot on a particular issue before the commencement of voting on that issue.

            2.14. Inspectors:

                  (a) Before any annual or special meeting of shareholders, the Board of Directors may appoint one or more inspectors to act as such at the meeting.

                  (b) In connection with any annual or special meeting of shareholders, if inspectors are not appointed by the Board of Directors or if they fail to qualify, the presiding officer at the meeting may and, on the request of any shareholder entitled to vote at the meeting, shall appoint one or more individuals to act as inspectors at the meeting.

                  (c) If an individual appointed as inspector fails to appear, qualify, or act as an inspector, the vacancy may be filled by the Board of Directors before the applicable meeting or at the meeting by the presiding officer at the meeting.

                  (d) Before performing their duties, all inspectors shall sign an oath or affirmation to execute faithfully the duties of inspector with strict impartiality and according to the best of their abilities.

                  (e) No person shall be elected a director at a meeting at which he or she has served as an inspector.

            2.15. Voting List: At each shareholders' meeting, the Secretary or any Assistant Secretary shall produce a list of shareholders entitled to vote at the meeting. The list shall be certified to be complete by the Secretary or any Assistant Secretary or by a transfer agent duly appointed by the Board of Directors. The list, which may consist of cards or any equipment that permits a visual display, shall be arranged alphabetically, with the address of, and the number of shares held by, each shareholder of record. The list constitutes prima facie evidence of the identity of the shareholders entitled to vote at the meeting and may be inspected by any shareholder during the meeting.


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                                   ARTICLE III

                               BOARD OF DIRECTORS

            3.01. Responsibilities and Nature of the Board:

                  (a) Except as otherwise provided in the Corporation's certificate of incorporation, the business and affairs of the Corporation shall be managed by the Board of Directors. Directors must be at least eighteen years of age, but need not be residents of New Jersey, citizens of the United States, or shareholders of the Corporation unless the Corporation's certificates of incorporation so requires.

                  (b) In discharging his or her duties to the Corporation and in determining what he or she reasonably believes to be in the best interest of the Corporation, a director may, in addition to considering the effects of any action on the shareholders, consider any of the following: (1) the effects of the action on the Corporation's employees, suppliers, creditors, and customers;
(2) the effects of the action on the community in which the Corporation operates; and (3) the long-term as well as short-term interests of the Corporation and its shareholders, including the possibility that these interests may best be served by the continued independence of the Corporation.

                  (c) If on the basis of the above factors, the Board of Directors determines that any proposal or offer to acquire the Corporation is not in the best interest of the Corporation, it may reject such proposal or offer. If the Board of Directors determines to reject any such proposal or offer, the Board of Directors shall have no obligation to facilitate, remove any barriers to, or refrain from impeding the proposal or offer.

            3.02. Number of Directors: The Board of Directors shall consist of not less than three nor more than nine Directors. The precise number of Directors within this range shall be fixed by the Board of Directors each year before the annual meeting of shareholders. The Board of Directors immediately following the adoption of these by-laws shall consist of six Directors.

            3.03. Regular Meetings: Regular meetings of the Board of Directors shall be held, without call or notice, immediately following the annual meeting of shareholders of the Corporation, and with notice at any other time that the Board of Directors so determines.

            3.04. Special Meetings: A special meeting of the Board may be called for any purpose at any time by the Chairman of the Board or by two Directors.

            3.05. Notice of Meetings: The Secretary shall give notice of the time, date, and place of each special meeting of the Board and of each regular meeting of the Board other than the meeting that immediately follows the annual meeting of shareholders. Notice shall be given at least two days before the meeting if given orally, at least three days before the meeting if given by cable, telegram, telecopier, or overnight messenger, and at least five days before the meeting if given by mail or in any other manner. Any notice given by mail shall be deposited in the United States with the United States Postal Service, postage prepaid and addressed to the director's last known residence or business address. The notice need not specify the business to be transacted at the meeting or its purpose.


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            3.06. Location of Meetings: Meetings of the Board of Directors may
be held at any place within or outside the State of New Jersey, provided that the regular meeting of the Board following the annual meeting of shareholders is held at the same location as the annual meeting.

            3.07. Unanimous Consent Instead of Meeting: Except as otherwise provided in New Jersey Statutes Section 14A:6-7.1, any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board may be taken without a meeting on the written consent of each member of the Board of Directors. Written consents may be executed together or in counterparts, and may be given before or after the action is taken. All consents shall be filed in the minute book of the Corporation promptly after they are given by the Directors. Written consents by all of the members of the Board shall have the same effect as a unanimous vote of the Board for all purposes.

            3.08. Quorum: Except as otherwise provided by the certificate of incorporation, each Director shall have one vote at meetings of the Board, and the participation of the Directors with a majority of the votes of the entire Board shall constitute a quorum for the transaction of business.

            3.09. Voting: Except as otherwise provided by law or the certificate of incorporation of the Corporation, every act or decision by a majority of the Directors present at a duly held meeting at which a quorum is present shall be regarded as the act of the Board of Directors.

            3.10. Use of Communication Equipment: Where appropriate communication facilities are reasonably available, any or all of the members of the Board of Directors may participate in part or in all of a meeting of the Board by means of conference telephone or by any other means of communication by which all persons participating in the meeting are able to hear each other.

            3.11. Resignation and Removal:

                  (a) Any Director may resign at any time by written notice to the Corporation. A resignation shall be effective on receipt by the Corporation or at any later date specified by the resigning Director in the notice of resignation. Unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective.

                  (b) Any Director may be removed for cause by the Board. The Board shall also have the power to suspend Directors pending a final determination that cause exists for removal.

            3.12. Vacancies:

                  (a) A vacancy or vacancies in the Board of Directors shall be deemed to exist (1) in the case of death, resignation, or removal of any Director; (2) if the authorized number of Directors shall be increased; or (3) if, at any meeting at which Directors are to be elected, the shareholders fail to elect the authorized number of Directors to be elected at the


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meeting. No reduction of the authorized number of Directors shall have the effect of removing any Director prior to the expiration of his or her term of office.

                  (b) Vacancies in the Board of Directors existing for any reason, including vacancies arising as a result of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors then in office, even if their number is insufficient to constitute a quorum, or by a sole remaining director. A Director so elected to fill a vacancy shall hold office until a successor is elected and qualified at the next annual meeting of the shareholders.

                  (c) If a Director resigns from the Board effective at some future date, the future vacancy may be filled by the affirmative vote of a majority of the Directors then in office, including the Director who has resigned, even if their number is insufficient to constitute a quorum. The term of the newly elected Director will begin when the resignation becomes effective. A Director elected to fill a future vacancy shall hold office from the effective date of the predecessor's resignation until a successor is elected and qualified at the next annual or special meeting of the shareholders.

                  (d) The shareholders may elect a Director or Directors at any time to fill any vacancy or vacancies not filled by the Directors.

                  (e) If, for any reason, the Corporation has no Directors in office, any shareholder, or the executor or administrator of a deceased shareholder, has the right to call a special meeting of shareholders for the election of Directors. Any shareholder electing to exercise this right shall give notice of the meeting in accordance with Section 2.02 of these by-laws.

            3.13. Common Directorships; Directors' Personal Interest:

                  (a) It shall not be necessary for a Director to leave a meeting of the Board or abstain from voting merely because the Board may be voting on (1) a transaction between the Corporation and the Director or (2) a transaction between the Corporation and one or more entities in which that Director is interested, whether as a director of that entity or otherwise, and whether alone or with other Directors, provided that one or more of the conditions set forth in New Jersey Statutes Section 14A:6-8(1) is satisfied.

                  (b) Common or interested Directors may be counted in determining the presence of a quorum at a Board meeting at which a transaction described in Subsection 3.13(a) above is authorized, approved, or ratified.

            3.14. Presiding Officer: The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she is present. The Chief Executive Officer shall preside at all meetings of the Board at which the Chairman of the Board is absent. If the President, is not also the Chief Executive Officer, he or she shall preside at all meetings of the Board of Directors at which the Chairman of the Board and the Chief Executive Officer are absent. If the Chairman, Chief Executive Officer and President are absent, the Board shall select one person from among its members present at the meeting to preside at the meeting. If the Secretary or any Assistant Secretary is present at meetings of the Board, that person shall record


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the minutes; if neither the Secretary nor any Assistant Secretary is present, the Board shall select one person from among its members present at the meeting to record the minutes.

            3.15. Adjournments: A majority of the members of the Board present at a meeting of the Board may adjourn any Directors' meeting to meet again at a time and place fixed in the resolution adjourning the meeting. Notice need not be given if the period of adjournment does not exceed ten days, and the time and place of the adjourned meeting are fixed in the resolution.

            3.16. Compensation of Directors: Directors shall or shall not be compensated for their services and reimbursed for their expenses as employees, officers, Directors, and members of Board committees in accordance with such reasonable policies as shall be established from time to time by the affirmative vote of a majority of Directors in office. The Board may, if it deems it appropriate, provide for no compensation, or for reduced or no additional compensation for Board members who are compensated employees of the Corporation.

            3.17. Dissenting Votes: Any Director who disagrees with any action taken by the Board of Directors shall have the right to record a dissent in the minute books of the Corporation; provided, however, that the legal effect of that action shall be governed by applicable law.

                                   ARTICLE IV

                                   COMMITTEES

            4.01. Establishment of Committees: The Board of Directors may designate an Executive Committee from among its members, consisting of three or more Directors, and may at any time designate additional committees including, but not limited to, Audit, Finance, Nominating and/or Stock Option Committees, each of which shall consist of one or more Directors, by the affirmative vote of a majority of the entire Board. Subject to the limitations contained in Sections
4.02 and 4.13 below, the Executive Committee shall have the maximum authority permitted by law in effect at the time of the exercise of that authority. Each additional committee shall have the authority, not exceeding the authority of the Executive Committee, specified by the Board in resolutions adopted by a majority of the entire Board.

            4.02. Executive Committee:

                  (a) If the Board of Directors designates an executive committee, meetings thereof shall be called by the Chairman of such committee, or by the Secretary, at the direction and upon the request of the Chairman of such committee, the Chairman of the Board, or any two members of such committee. Notice of a meeting of the Executive Committee shall in each instance be given to each member of the Executive Committee at such member's last known business address, at least four hours before a meeting of such committee, either orally or in writing, delivered personally or by telephone or facsimile transmission. Such meetings shall be held at such time and place as shall from time to time be determined by the Executive Committee. At the request of any member of the Executive Committee during any meeting thereof, a special meeting of the full Board of Directors may be called and/or a telephonic


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conference call shall be placed in order that the full Board of Directors may be informally present at such meeting, and in such event the effectiveness of any action taken by the Executive Committee at such meeting shall be contingent upon ratification thereof by the full Board of Directors.

                  (b) The Executive Committee may adopt its own rules of procedure not inconsistent with these by-laws. The Executive Committee shall have and may exercise, except as otherwise specifically prohibited by the laws of the State of New Jersey or limited by resolutions passed by a majority of the whole Board, such powers of the Board of Directors as can lawfully be delegated by the Board of Directors, subject to the limitations contained in the preceding Subsection.

            4.03. Audit Committee:

                  (a) If the Board of Directors an Audit Committee, such Committee shall be established and comprised solely of Directors independent of management of the Corporation and free from any relationships that might, in the opinion of the Board of Directors, be considered to be a conflict of interest. In addition, a majority of such Audit Committee shall be composed of independent Directors who were not formerly officers of the Corporation.

                  (b) Meetings of the Audit Committee may be called by any executive officer of the Corporation, any member of the Audit Committee or the partner in charge of the Corporation's accounts at the firm of independent public accountants of the Corporation (the "accountants"), in each case upon two days' notice to each of the other members of such Committee, either personally or by mail, telegram or telephone. Such meetings shall be held at such time and place as shall from time to time be determined by the Audit Committee.

                  (c) The responsibilities of the Audit Committee shall be as follows:

                  (i) To recommend to the Board of Directors for approval by the shareholders a firm of independent public accountants, hereinafter called the accountants, to audit the accounts of the Corporation, and such of its subsidiaries as the Audit Committee may recommend, for the year regarding which the accountants is appointed.

                  (ii) To meet jointly and/or separately with the chief financial officer of the Corporation and the accountants before commencement of the audit (x) to discuss the evaluation by the accountants of the adequacy and effectiveness of the accounting procedures and internal controls of the Corporation and its subsidiaries, (y) to approve the overall scope of the audit to be made and the fees to be charged, and (z) to inquire regarding and discuss with the accountants recent Financial Accounting Standards Board, Securities and Exchange Commission or other regulatory agency pronouncements, if any, which might affect the Corporation's financial statements.

                  (iii) To meet jointly and/or separately with the chief financial officer and the accountants at the conclusion of the audit: (w) to review the audited financial statements of the Corporation, (x) to discuss the results of the audit, (y) to discuss any significant recommendations by the accountants of improvement of accounting systems and controls of the

Corporation, and (z) to discuss the quality and depth of staffing in the accounting and financial departments of the Corporation.

                  (iv) To meet and confer with such officers and employees of the Corporation as the Audit Committee shall deem appropriate in connection with carrying out the foregoing responsibilities.

            4.04. Compensation Committee: If the Board of Directors designates a Compensation Committee, at least a majority of the members of such committee shall be neither officers nor otherwise employed by the Corporation. Such Committee shall:

            (i) have the power to fix from time to time the compensation of all principal officers of the Corporation, and shall otherwise exercise such powers as may be specifically delegated to it by the Board and act upon such matters as may be referred to it from time to time for study and recommendation by the Board or the Chairman of the Board;

            (ii) review and approve the terms and conditions of all contracts of employment negotiated by the President with any of the Corporation's officers;

            (iii) review and approve the amount, composition, terms and conditions of all non-contract based terms of employment including, but not limited to, the annual base compensation and all bonuses and incentive compensation which the President shall recommend that the Corporation pay to any of its officers;

            (iv) authorize and approve the granting of options, warrants, stock appreciation rights and other securities or rights under any stock incentive plan of the Corporation which by its terms is administered by the Compensation Committee;

            (v) take any and all action necessary to be taken pursuant to the terms of any stock incentive plan adopted by the Board of Directors (and, if required, approved by the shareholders); and

            (vi) exercise such other powers as may be delegated by the Board of Directors

            4.05. Nominating Committee: If the Board of Directors designates a Nominating Committee, at least a majority of the members of such committee shall be neither officers nor otherwise employed by the Corporation. Such Committee shall review and make recommendations to the Board with respect to candidates for Directors of the Corporation and any of its subsidiaries, and to review assignments of Directors to committees of the Board.

            4.06. Presiding Officer and Secretary: If the Chairman of the Board is a member of any committee (other than the Finance and Compensation Committees), he or she shall serve as the chairperson of the committee. If the Chairman of the Board is not a member of a committee, then the committee may choose one of its members to act as chairperson, unless the Board designates a chairperson. Each committee shall from time to time designate a secretary of the committee who shall keep a record of its proceedings.

            4.07. Vacancies: Vacancies in the membership of any committee may be filled by the Board, pursuant to a resolution adopted by a majority of the entire Board, for the unexpired term of the member whose death, resignation, removal, or disability caused the vacancy.

            4.08. Meetings: Each committee shall adopt its own rules of procedure. Each committee shall meet at whatever times it may determine by resolution, and shall also meet whenever called together by the Board. Members of committees may attend meetings through the medium of communications equipment, in the same manner as members of the Board; any committee may act by unanimous written consent instead of a meeting, in the same manner as the Board. Written consents submitted by all of the members of a committee shall have the same effect as a unanimous vote of the committee for all purposes.

            4.9. Notice of Meetings: If a committee establishes regular meeting dates, it shall not be necessary to give notice of a regular meeting. Notice of every special meeting shall be given in the manner and within the time periods specified in these by-laws with respect to notices of special meetings of the Board of Directors.

            4.10. Quorum; Voting: Except as otherwise provided by the certificate of incorporation, each Director shall have one vote at a meeting of the Board committee, and the participation of the Directors with a majority of the votes of the committee shall constitute a quorum for the transaction of business. A quorum at any meeting of any committee shall be a majority of the entire committee, except that if any committee consists of only one member, then that one Director constitutes a quorum. Every act or decision by a majority of the Directors present at a duly held committee meeting at which a quorum is present shall be regarded as the act of the committee.

            4.11. Reports: Actions taken at a meeting of any committee shall be reported to the Board at its next meeting, except that when the meeting of the Board is held within two days after a committee meeting, the report may be made at the second Board meeting following the committee meeting.

            4.12. Limitations on Powers: No committee of the Board shall have authority to do any of the following:

                  (a) Make, alter, or repeal any by-law of the Corporation;

                  (b) Elect or appoint any Director, or remove any officer or Director;

                  (c) Submit to the shareholders any action that requires their approval; or

                  (d) Amend or repeal any resolution adopted by the Board that by its terms is amendable or repealable only by the Board.

            4.13. Powers of the Board: By resolution adopted by a majority of the entire Board, the Board shall have the power to:

                  (a) Appoint one or more Directors to serve as alternate members of any committee and to act in the absence or disability of members of any committee with all the powers of the absent or disabled members;

                  (b) Abolish any committee at its pleasure; and

                  (c) Remove any Director from membership on any committee at any time, with or without cause.

                                    ARTICLE V

                                WAIVER OF NOTICE

            5.01. Requirements for Waiver: Any notice required to be given pursuant to these by-laws may be waived in writing either before or after the meeting that is the subject of the notice. Copies of the waivers shall be filed in the minute book of the Corporation promptly after they are given. The attendance of any Director, committee member, or shareholder at a meeting without protesting the lack of notice before the conclusion of the meeting constitutes a waiver of the right to notice.

            5.02. Nature of Business: A waiver of notice of a Board meeting need not specify the nature of business transacted or to be transacted at the meeting or the purpose of the meeting. A waiver of notice of a shareholders' meeting shall specify the nature of business transacted or to be transacted at the meeting and the purpose of the meeting.

                                   ARTICLE VI

                                    OFFICERS

            6.01. Election: The officers of the Corporation shall consist of a Chief Executive Officer who, unless otherwise designated by the Board, shall also be the President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, one or more Assistant Secretary, a Treasurer and one or more Assistant Treasurers, as the Board deems necessary. All officers shall be elected by the Board of Directors shall be elected at the regular Board meeting immediately following the annual meeting of shareholders. Any two or more offices may be held by the same person; provided, however, that no officer shall be authorized to verify any instrument in more than one capacity if the instrument is required by law to be executed, acknowledged, or verified by two or more offices.

            6.02. Additional Offices: The Board of Directors may from time to time elect any other officers that it deems necessary, who shall hold their offices for the terms and have the powers and duties prescribed by the Board.

            6.03. Election and Term of Office; Removal: Each officer shall hold office from the date elected until the next annual election of officers, and until a successor has been elected unless the officer has previously resigned or been removed. All officers of the Corporation shall hold office at the pleasure of the Board of Directors.

            6.04. Vacancies: Any vacancy in the offices of Chief Executive Officer, President, and Vice President, Treasurer and Secretary shall be filled promptly by the Board. Any vacancy in any other office may be filled by the Board at its discretion.

            6.05. Removal, Suspension and Resignation:

                  (a) Any officer elected by the Board may be removed by the Board either with or without cause. Any officer elected by the shareholders may be removed, with or without cause, only by the shareholders. However, the Board may suspend for cause the authority of an officer appointed by the shareholders pending shareholder action. The removal or suspension of an officer shall be without prejudice to any contract rights that the officer may have. Election of an officer shall not, in and of itself, create contract rights.

                  (b) Any officer may resign at any time by giving written notice to the Board or to the Chairman of the Board. The resignation will be effective on receipt, or at any later time specified in the resignation. Unless otherwise specified in the resignation, its acceptance is not necessary to make it effective.

            6.06. Powers and Duties: The officers of the Corporation shall have the responsibilities set forth in these by-laws. The officers may have additional responsibilities as determined by the Board of Directors, the Executive Committee (if any) and, in the case of all officers other than the Chairman of the Board, the Chairman of the Board, provided that any additional responsibilities are not inconsistent with the provisions of these by-laws. Without limiting the foregoing, the officers shall have the following duties and responsibilities:

                  (a) Chief Executive Officer: The Chief Executive Officer shall be the chief executive of the Corporation and, as such, shall have general supervision over the business and affairs of the Corporation, subject to the control of the Board of Directors. Subject to the control of the Board of Directors, the Chief Executive Officer may enter into any contract or execute and deliver any instruments on behalf of the Corporation. The Chief Executive Officer shall preside at all meetings of the shareholders and all meetings of the Board of Directors that he or she attends. In general, the Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer of the Corporation and any other duties that may be assigned by the Board of Directors.

                  (b) President: If ther Board appoints a separate President, he shall be the Chief Operating Officer of the Corporation and shall have general supervision over the day to day business affairs of the Corporation. He shall, in the absence of the Chairman of the Board and Chief Executive Officer, preside at all meetings of the shareholders and of the Board of Directors at which he or she is present. The President shall have all powers and duties usually incident to the office of the Chief Operating Officer of the Corporation, except as specifically limited by these by-laws or a resolution of the Board of Directors. The President shall have such other powers and perform such other duties as may be assigned to him from time to time by the Board of Directors.

                  (c) Vice Presidents: The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents (if any) shall have such powers and shall perform such duties as may be prescribed by the Chairman or the Board of Directors.

                  (d) Treasurer: Unless a Vice President shall be appointed the Chief Financial Officer of the Corporation, the Treasurer shall be the Chief Financial Officer. He or she shall have charge and custody of, and be responsible for, all funds and securities of the Corporation. The Treasurer shall deposit all funds in the name of the Corporation in the institutions selected by the Board of Directors. The Treasurer shall keep or cause to be kept books of account on behalf of the Corporation and shall make these books available to any of the Directors of the Corporation during business hours at the office of the Corporation where the books and records are kept. In general, the Treasurer shall perform all the duties incident to the office of the Treasurer and any other duties as may be assigned by the Chairman of the Board or the Board of Directors.

                  (e) Assistant Treasurer: Assistant Treasurers shall perform all of the duties and responsibilities of the Treasurer whenever the Treasurer is unavailable to perform the duties of the office, and shall perform all other duties as may be assigned to them by the Board of Directors, the Chairman of the Board, or the Treasurer.

                  (f) Secretary: The Secretary, if present, shall act as secretary at all meetings of the Board of Directors and of the shareholders and shall keep the minutes of those meetings in a book or books to be provided for that purpose. The Secretary shall cause notices of meetings to be given in accordance with these by-laws. In general, the Secretary shall perform all the duties incident to the office of the Secretary and any other duties as may be assigned by the Chairman of the Board or the Board of Directors.

                  (g) Assistant Secretaries: Assistant Secretaries shall perform all of the duties and responsibilities of the Secretary whenever the Secretary is unavailable to perform the duties of the office, and shall perform all other duties and exercise all other powers as may be assigned to them by the Board of Directors, the Chairman of the Board, or the Secretary.

                                   ARTICLE VII

                                     SHARES

            7.01. Form and Signature: The certificates for shares of the Corporation shall be in the form determined by the Board of Directors, subject to these by-laws, the certificate of incorporation, and applicable provisions of law. Each certificate shall indicate that the Corporation is organized under the laws of the State of New Jersey, and shall set forth the registered holder's name and the number of shares. Each certificate shall be signed by the Chairman of the Board, Chief Executive Officer, the Presidnet or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary, and shall bear the seal of the Corporation or its facsimile. If any certificate is countersigned by a transfer agent or registrar who is not an officer or an employee of the Corporation, any and all other signatures may be facsimiles. If any officer, transfer agent, or registrar who has signed, or whose facsimile signature has been placed on, any certificate shall have ceased to serve in that capacity before the certificate is issued, the certificate may be issued by the Corporation with the same effect as if that person continued to serve in his or her former capacity at the date of the certificate's issue. Provided that it otherwise complies with the requirements of this Section 7.01 and applicable provisions of law, a card that is punched, magnetically coded, or otherwise treated so as to facilitate machine or automatic processing may be used by the Corporation as a share certificate.

            7.02. Description of Rights and Preferences: If the Corporation is at any time authorized to issue shares of more than one class, then each share certificate issued by the Corporation shall contain the following information on the face or back of the certificate, or shall state that the Corporation will furnish the following information to any shareholder on request and without charge:

                  (a) The designations, relative rights, preferences and limitations of the shares of each class and series authorized to be issued, so far as they have been determined; and

                  (b) The authority of the Board to divide the shares into classes or series and to determine and change the relative rights, preferences, and limitations of any class or series.

            7.03. Replacement Certificates: The Board of Directors may direct that a new share certificate be issued to replace any certificate alleged to have been lost, destroyed, or wrongfully taken, on written notice received from the shareholder before the Corporation is informed that the shares evidenced by such certificate have been acquired by a bona fide purchaser. The notice required form the shareholder shall be in the form of an affidavit showing that the certificate has been lost, destroyed, or wrongfully taken. When authorizing the issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the certificate's issuance, require the shareholder or the shareholder's legal representative to file a bond with the Corporation in whatever reasonable sum as the Board may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, destroyed, or wrongfully taken.

            7.04. Transfer of Securities: The Corporation's registered securities shall be transferable only on the books of the Corporation. The transfer books of the Corporation shall not be closed at any time for any reason, including, but not limited to, the declaration of dividends. Transfer shall be permitted only by the person in whose name the securities appear on the Corporation's books, by that person's legal representative, or by that person's attorney if authorized by power of attorney duly executed and filed with the Corporation or its transfer agent. Transfers of registered securities may be made on surrender to the Corporation or to its agents of an outstanding certificate or certificates representing the security with a duly executed assignment and authorization to transfer endorsed on or attached to the certificate, together with proof of the authenticity of the signature and of the power of the assignor to transfer the security as the Corporation or its agents may require. On surrender, the Corporation or its agent shall issue a new certificate to the person entitled to it, cancel the old certificate, and record the transaction on its books. Except as provided in these by-laws or by the laws of the State of New Jersey, the person in whose name registered securities stand on the books of the Corporation shall be deemed the owner for all purposes.

            7.05. Record Date for Dividends or Rights: The Board of Directors may fix, in advance, a date as the record date for determining the shareholders entitled to receive payment of any dividend or the allotment of any right. The record date may in no case be more than sixty days or less than ten days before the event to which it relates. If the Board of Directors does not fix a record date with respect to these matters, such date shall be at the close of business on the day on which the Board adopts the resolution authorizing a dividend or allotment of rights.

            7.06. Issue of New Shares or Sale of Treasury Shares: Shares of the Corporation that are authorized but not yet issued and treasury shares may be issued or sold from time to time for the consideration determined by the Board of Directors, but in no case for less than par value, subject to the provisions of the certificate of incorporation and the Business Corporation Act.

                                  ARTICLE VIII

                                   FISCAL YEAR

            8.01. Designation: The fiscal year of the Corporation shall end on the last day of October each year.

                                   ARTICLE IX

                                   AMENDMENTS

            9.01. Amendments in General: The power to alter, amend, or repeal these by-laws, in whole or in part, is vested in both the shareholders and the Board of Directors, subject to Sections 9.02 and 9.03 below.

            9.02. Amendments by Shareholders: Any by-law made or amended by the Board of Directors may be amended or repealed by the shareholders, and new by-laws may be added by the shareholders. The shareholders may provide as to any or all by-laws that by-law provisions adopted by them may not be altered, amended or repealed by the Board.

            9.03. Amendments by the Board of Directors: Any by-law made, altered or amended by the shareholders may be altered, amended or repealed by the Board of Directors unless the shareholders prescribe in the by-law that it shall not be altered, amended or repealed by the Board, and new by-laws may be added by the Board of Directors.

                                    ARTICLE X

                                  MISCELLANEOUS

            10.01 Seal: The Corporation's seal shall be inscribed with the name of the Corporation, the year of its incorporation, and the words "New Jersey." The seal may be used by causing it or a facsimile to be impressed or reproduced on a document or instrument, or affixed to a document or instrument.

            10.02 Maintenance of Books and Records: The Corporation shall maintain books and records of account and minutes of the meetings of its shareholders and Directors, including meetings of committees of the Board. These documents shall be maintained at one or more locations within or outside of the State of New Jersey, the location or locations to be designated by the Board of Directors. Each of these documents shall be in written form or in any other form capable of being converted into written form within a reasonable time.

            10.03 Inspection of Corporate Records: Any shareholder of record of the Corporation who has been a shareholder of record for at least six months immediately preceding his or her demand and any person holding at least five percent of the outstanding shares of any class or series shall have the right, on at least five days' written demand to the Chairman of the Board or the Secretary of the Corporation and for a purpose deemed proper under any applicable law, to examine in person, or by an agent or attorney, during usual business hours, the minutes of the Corporation's shareholders' meeting and the Corporation's record of its shareholders and to make extracts therefrom. The examination shall take place where the minutes and record are maintained.

            10.04 Execution of Contracts: The Board of Directors may authorize any person to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Authorization may be general or specific.

            10.05 Voting Shares of Other Corporations: The Chief Executive Officer, the President or any Vice President are authorized to vote any shares of any other corporation or corporations standing in the name of the Corporation. This authority may be exercised by these officers either in person, by proxy, or by a duly executed power of attorney.

            10.06 Bonds: The seal of the Corporation and any or all signatures of the officers or other agents of the Corporation on a bond of the Corporation and on any coupon attached to the bond may be facsimiles if the bond is countersigned by an officer or other agent of a trustee or by other certifying or authenticating authority. If any officer or other agent of the Corporation who has signed or whose facsimile signature has been placed on a bond or coupon has ceased to be an officer or agent before the bond is issued, the bond may be issued by the Corporation with the same effect as if that person were an officer or agent at the date of its issue.

                                   ARTICLE XI

                                 INDEMNIFICATION

            11.01. Indemnification: Every person who is or was a director or officer, employee or agent of the Corporation, or any person who serves or has served in any capacity with any other enterprise at the request of the Corporation, if the Board of Directors, in the exercise of its sole discretion so determines, may be indemnified by the Corporation to the fullest extent permitted by law. In such event, the Corporation shall indemnify such persons, in the manner and to the extent determined by the Board of Directors, against expenses and liabilities reasonably incurred by or imposed on them in connection with any proceedings to which they have been or may be made parties, or any proceedings in which they may become involved by reason of being or having been a director or officer of the Corporation, or by reason of serving or


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

having served another enterprise at the request of the Corporation, whether or not in the capacities of directors or officers of the Corporation at the time the expenses or liabilities are incurred.

                                   ARTICLE XII

                              EMERGENCY PROVISIONS

            12.01. Emergency Provisions: The following provisions shall govern and shall supersede any other provisions in these by-laws in the event of an emergency.

                  (a) For purposes of this Article XII, the following terms shall have the following meanings:

                        (1) "Emergency" shall mean an emergency in the conduct of the business of the Corporation resulting from an attack on the United States or any nuclear or atomic disaster.

                        (2) "Emergency list" shall mean the most current list in effect pursuant to Section 12.02.

                        (3) "Listed officers" shall mean the officers listed on the "emergency list".

                        (4) "Principal headquarters" shall mean the principal place of business of the Corporation. If use of the principal place of business is not practical during an emergency, the "principal headquarters" shall mean, the place of business at which the largest number of employees remain employed by the Corporation during the emergency.

                  (b) In the event of emergency, the senior officer of the Corporation present at the principal headquarters shall call an initial emergency meeting of the Board of Directors to be held as soon as practicable after the commencement of the emergency. The officer shall use his or her best efforts to notify each Director and each listed officer of the time and location of the meeting, but no action taken at the meeting or during the emergency shall be invalidated by reason of the fact that any Director or listed officer could not be notified of the time and location of the meeting.

                  (c) A Director or listed officer may participate in any Board meeting held during the emergency by means of any communications device that enables him or her to hear the person presiding at the meeting and enables the presiding officer to hear that Director or listed officer. It shall not be necessary for each Director or listed officer to hear all other Directors and listed officers.

                  (d) For purposes of the initial emergency meeting, the Board of Directors shall be deemed to consist of the Directors who attend or otherwise participate at the initial emergency meeting together with those listed officers who both (1) attend or otherwise participate at the initial emergency meeting and (2) are designated as "Special Directors" by the Directors participating at the meeting or, in the event no Directors participate at the meeting, by the Senior Officer. The number of listed officers who shall be designated as Special Directors shall be the lesser of (1) the number of listed officers participating at the meeting or (2) the difference between the number of Directors on the Board immediately before the commencement of the emergency and the number of Directors participating at the initial emergency meeting. If the number of Special Directors to be designated is smaller than the number of listed officers participating at the meeting, the listed officers shall be designated in the order of priority set forth in the emergency list.

                  (e) Actions to be taken at the initial emergency meeting shall require the affirmative vote of a majority of the Directors and Special Directors participating at the meeting. No quorum requirement shall apply with respect to the meeting.

                  (f) At the initial emergency meeting, the Directors and Special Directors shall adopt whatever procedures they deem appropriate with respect to further Board meetings during the course of the emergency, provided that the following conditions shall apply:

                        (1) At these further Board meetings, the Board shall be deemed to consist of all Directors who participate at the meetings, together with those listed officers who were designated as Special Directors for purposes of the Initial Emergency Meeting.

                        (2) No quorum requirements shall apply with respect to these meetings. Actions to be taken at these meetings shall require the affirmative vote of a majority of the Directors and Special Directors participating at the meetings.

                        (3) The procedures to be developed shall, to the maximum extent feasible under the circumstances, be consistent with the provisions of these by-laws that apply in the absence of any emergency; provided, however, that any procedure used shall be valid unless it bears no reasonable relationship to the circumstances.

            12.02 Emergency List. The Board of Directors shall maintain a list of officers eligible to participate in Board meetings as Special Directors pursuant to Section 12.01. The list shall set forth the titles of the eligible officers and shall rank these listed officers in order of priority. In the event that the Corporation fails to maintain this list, the emergency list shall be as follows:

                  (a) Chairman of the Board;

                  (b) President;

                  (c) All Vice Presidents;

                  (d) Treasurer; and

                  (e) Secretary.


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